EXHIBIT 10

                      Consents of Independent Auditors and
                 Independent Registered Public Accounting firm



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-120972 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated March 28, 2013 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Omaha, Nebraska
April 25, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-120972 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated March 15, 2013, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVA, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Omaha, Nebraska
April 25, 2013